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Exhibit 3.1

State of Delaware

[CREST]

Office of Secretary of State

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC. FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 1986, AT 8:50 O'CLOCK A.M.

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[SEAL]	/s/ MICHAEL HARKINS Michael Harkins, Secretary of State
863070036	AUTHENTICATION:	--0995686
	DATE:	11/03/1986

CERTIFICATE OF INCORPORATION

OF

AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.

* * * * *

        1.     The name of the corporation is AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.

        2.     The registered office of the corporation in the State of Delaware is to be located at Eleventh Floor, Rodney Square North, 11th and Market Streets, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is Edward B. Maxwell, 2nd.

        3.     The nature of the business or purposes to be conducted or promoted is:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

        5A.  The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
PHILLIP S. LYDDON	c/o American Bakeries Company 633 Third Avenue New York, New York 10017

        5B.  The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
CASTLE N. DAY	c/o American Bakeries Company 633 Third Avenue New York, New York 10017
RICHARD L. METRICK	c/o American Bakeries Company 633 Third Avenue New York, New York 10017
PHILLIP S. LYDDON	c/o American Bakeries Company 633 Third Avenue New York, New York 10017

        6.     The corporation is to have perpetual existence.

        7.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

        To make, alter or repeal the by-laws of the corporation.

        To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

        To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        8.     Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

        9.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of November, 1986.

/s/ PHILLIP S. LYDDON PHILLIP S. LYDDON

RECEIVED FOR RECORD
NOV 7 1986
LEO J. DUGAN, Jr., Recorder

DOCUMENTARY
SURCHARGE
PAID $3.00

2

State of Delaware

[CREST]

Office of Secretary of State

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, MERGING TL ENTERPRISES, INC. A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTH DAY OF JANUARY, A.D. 1987, AT 12:15 O'CLOCK P.M.

        AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

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[SEAL]	/s/ MICHAEL HARKINS Michael Harkins, Secretary of State
877007044	AUTHENTICATION:	--1072494
	DATE:	01/07/1987

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
TL ENTERPRISES, INC.
WITH AND INTO
AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.

(pursuant to Sections 103 and 253 of the General Corporation Law of the State of Delaware)

        American Bakeries Company—TL Enterprises, Inc., a Delaware Corporation (the "Company"), does hereby certify:

        FIRST: That the Company was incorporated on the 3rd day of November, 1986, pursuant to the Delaware General Corporation Law (the "GCL").

        SECOND: That the Company owns 100% of the issued and outstanding shares of capital stock of TL Enterprises, Inc., a California corporation (the "Subsidiary").

        THIRD: That the Company, by resolutions of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting dated as of December 28, 1986, determined to merge and authorized the merger of the Subsidiary with and into itself on the conditions set forth in such resolutions. Such resolutions are set forth below and have not been modified or rescinded and remain in full force and effect on the date hereof:

          RESOLVED, that the Company merge (the "Merger") with and into itself its subsidiary, TL Enterprises, Inc., a California corporation (the "Subsidiary"), and that the Company assume all of the debts, liabilities and obligations of the Subsidiary (including the tax liabilities of the Subsidiary).

          RESOLVED, that the terms and conditions of the Merger are as follows:

          1.     Each share of the capital stock of the Subsidiary owned by the Company or held in the treasury of the Subsidiary immediately prior to the effective time of the Merger (the "Effective Time") shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

          2.     At the Effective Time, the Company, as the surviving corporation (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects specified in Section 259 of the GCL. The name of the Surviving Corporation shall continue to be "American Bakeries Company—TL Enterprises, Inc."

          3.     At the Effective Time and without any further action on the part of the Company or the Subsidiary, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation.

          4.     At the Effective Time and without any further action on the part of the Company or the Subsidiary, the By-laws of the Company, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation.

          5.     At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and shall duly qualify. The officers of the Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

        FOURTH: That, this Certificate of Ownership and Merger shall be effective as of 10:00 p.m., E.S.T., on the 7th day of January, 1987.

        IN WITNESS WHEREOF, the Company has caused this certificate to be executed by Castle N. Day, its President, and attested to by Robert S. Schwartz, its Secretary, this 6th day of January, 1987.

AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.
/s/ CASTLE N. DAY Castle N. Day President
ATTEST:
By:	/s/ ROBERT S. SCHWARTZ Robert S. Schwartz Secretary

RECEIVED FOR RECORD
JAN 9 1987
LEO J. DUGAN, Jr., Recorder

DOCUMENTARY
SURCHARGE
PAID $3.00

2

State of Delaware

[CREST]

Office of Secretary of State

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC. FILED IN THIS OFFICE ON THE THIRD DAY OF MARCH, A.D. 1987, AT 10 O' CLOCK A.M.

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[SEAL]	/s/ MICHAEL HARKINS Michael Harkins, Secretary of State
870620067	AUTHENTICATION:	--1180348
	DATE:	03/24/1987

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.

        AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of the Company be amended by changing Section 1. thereof so that, as amended, said section shall be and read as follows:

      1.
      The name of the corporation is:

                TL ENTERPRISES, INC.

        SECOND:    That in lieu of a meeting and vote of stockholders, the sole stockholder and owner of all of the issued and outstanding stock of the corporation has given written consent to said amendment pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD:    That the aforesaid amendment was duly signed in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Phillip S. Lyddon, its Vice President, and Arlene Powis, its Assistant Secretary, this 23rd day of February, 1987.

AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC

	By:	/s/ PHILLIP S. LYDDON Phillip S. Lyddon Vice President
ATTEST:

/s/ ARLENE POWIS Arlene Powis Assistant Secretary

State of Delaware

[CREST]

Office of Secretary of State

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT/OFFICE OF TL ENTERPRISES, INC. FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 1987, AT 10 O'CLOCK A.M.

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[SEAL]	/s/ MICHAEL HARKINS Michael Harkins, Secretary of State
877127084	AUTHENTICATION:	--1229309
	DATE:	05/08/1987

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND REGISTERED OFFICE

* * * * * *

        TL Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is Edward B. Maxwell, 2nd and the present registered office of the corporation is in the county of New Castle, State of Delaware.

        The Board of Directors of TL Enterprises, Inc. adopted the following resolution on the 3rd day of November, 1986.

          RESOLVED, that for the purpose of authorizing the Company to do business in any state, territory or dependency of the United States or any foreign country in which it is necessary or expedient for this company to transact business, the proper officers of this Company are hereby authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under the corporate seal, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency or country to authorize the Company to transact business therein and whenever it is expedient for the Company to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment, or surrender of authority as may be necessary to terminate the authority of the Company to do business in any such state, territory, dependency or country.

        Pursuant to the authority granted in the above resolution, TL Enterprises, Inc. hereby changes its registered office in the state of Delaware to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation is hereby withdrawn, and THE CORPORATION TRUST COMPANY is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, TL Enterprises, Inc. has caused this statement to be signed by Theodore R. Binder, its Vice President and attested by Phillip S. Lyddon, its Secretary, on this 27th day of April, 1987.

		By	/s/ THEODORE R. BINDER Theodore R. Binder Vice President
ATTEST:

By	/s/ PHILLIP S. LYDDON Phillip S. Lyddon Secretary
RECEIVED FOR RECORD
MAY 11 1987
William M. Honey, Recorder

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

        "AFFINITY GROUP, INC.", A DELAWARE CORPORATION,

        WITH AND INTO "TL ENTERPRISES, INC." UNDER THE NAME OF "AFFINITY GROUP, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 1993, AT 12 O'CLOCK P.M.

[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
2106241 8100M	AUTHENTICATION:	7409066
950034740	DATE:	02-15-95

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 10/28/1993 723301061 - 2106241

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
AFFINITY GROUP, INC.
WITH AND INTO
TL ENTERPRISES, INC.

        Affinity Group, Inc., a corporation organized and existing under the laws of Delaware,

  DOES HEREBY CERTIFY:

        FIRST:    That this corporation was incorporated under the name BCA Corp. on the 25th day of September, 1986.

        SECOND:    That this corporation is the sole shareholder of TL Enterprises, Inc., a corporation incorporated on the 3rd day of November, 1986, pursuant to the General Corporation Law of the State of Delaware.

        THIRD:    That this corporation, by the following resolutions of its board of directors duly adopted by the written consent of such board of directors adopted as of October 28, 1993 and filed in the records of the corporation, determined to merge itself into said TL Enterprises, Inc. in accordance with provisions of Section 253 of the General Corporation Law of the State of Delaware:

        RESOLVED, that Affinity Group, Inc. merge with, and it hereby does merge itself into, said TL Enterprises, Inc.; and

        FURTHER RESOLVED, that pursuant to Section 253(b) of the General Corporation Law of the State of Delaware, TL Enterprises, Inc., as the surviving corporation, hereby changes its name to Affinity Group, Inc.; and

        FURTHER RESOLVED, that in furtherance of the merger contemplated herein, upon filing of the Certificate of Ownership and Merger as contemplated herein, by virtue of the merger and without the need for any further action of the holder thereof, all of the issued and outstanding common stock of TL Enterprises, Inc. as the surviving corporation, shall be issued to the sole shareholder of Affinity Group, Inc. in exchange for all of the issued and outstanding common stock of Affinity Group, Inc., which shares of common stock shall, without the need for any further action, be deemed cancelled; and

        FURTHER RESOLVED, that the merger shall be effective at 12:01 a.m. on October 29, 1993; and

        FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Affinity Group, Inc. with and into TL Enterprises, Inc., and the date of adoption thereof, and to cause the same to be filed with the secretary to state and a certified copy recorded in the office of the Recorder of deeds of New Castle county and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anyway necessary or proper to effect said merger.

        FOURTH:    The merger contemplated herein has been approved by the written consent of the sole shareholder of Affinity Group, Inc.

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        IN WITNESS WHEREOF, said Affinity Group, Inc. has caused this Certificate to be signed by Mark J. Boggess, its Vice President, and attested by Robert T. York, its Assistant Secretary, as of the 28th day of October, 1993.

AFFINITY GROUP, INC.

		By	/s/ MARK J. BOGGESS Mark J. Boggess Vice President
ATTEST:

By	/s/ ROBERT T. YORK Robert T. York Assistant Secretary

2

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "AFFINITY GROUP, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF FEBRUARY, A.D. 1995, AT 10 O'CLOCK A.M.

[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
2106241 8100	AUTHENTICATION:	7405838
950032549	DATE:	02-13-95

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 02/09/1995 950030380 - 2106241

CERTIFICATE OF CORRECTION TO
THE CERTIFICATE OF OWNERSHIP AND MERGER
FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF DELAWARE
ON OCTOBER 28, 1993

        AFFINITY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

  DOES HEREBY CERTIFY:

        FIRST:    The name of the corporation is AFFINITY GROUP, INC.

        SECOND:    A Certificate of Ownership and Merger (the "Certificate") was filed by the corporation at the office of the Secretary of State of Delaware on October 28, 1993 and the Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

        THIRD:    The inaccuracy of defect of the certificate to be corrected is a follows:

  The certificate of incorporation of the surviving corporation was to have been revised to amend the number of shares of stock which the corporation has authority to issue. Pursuant to Section 251(e) of the General Corporation Law of the State of Delaware, in the case of a merger, the certificate of incorporation of the surviving corporation is automatically amended to the extent that changes in the certificate of incorporation are set forth in the agreement of merger. Section 253(a) of the General Corporation Law of the State of Delaware provides that references to "agreement of merger" in Section 251(e) mean the resolution of merger as set forth in the Certificate. Therefore, the changes in the certificate of incorporation of the surviving corporation desired to be effected by the merger should have been included in the Certificate and the Certificate is hereby corrected to include such changes.

        FOURTH:    Article Third of the Certificate is hereby corrected to read as follows:

  "THIRD:    That this corporation, by the following resolutions of its board of directors duly adopted by the written consent of such board of directors adopted as of October 28, 1993 and filed in the records of the corporation, determined to merge itself into said TL Enterprises, Inc. in accordance with provisions of Section 253 of the General Corporation Law of the State of Delaware:

  RESOLVED,    that Affinity Group, Inc. merge with, and it hereby does merge itself into, said TL Enterprises, Inc.; and

  FURTHER RESOLVED, that pursuant to Section 253(b) of the General Corporation Law of the State of Delaware, TL Enterprises, Inc. as the surviving corporation, hereby changes its name to Affinity Group, Inc.; and

  FURTHER RESOLVED, that pursuant to Section 251(e) of the General Corporation Law of the State of Delaware, paragraph 4 of the certificate of incorporation of the surviving corporation is hereby amended to read as follows:

    '4.    The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) of which Two Thousand (2,000) shares of the par value of $0.001 each are to be of a class designated "Common Stock" and 1,000 share of the par value of $0.001 each are to be of a class designated "Preferred Stock".'

  FURTHER RESOLVED,    that in furtherance of the merger contemplated herein, upon filing of the Certificate of Ownership and Merger as contemplated herein, by virtue of the merger and without the need for any further action of the holder thereof, all of the issued and outstanding common stock of TL Enterprises, Inc., as the surviving corporation, shall be issued to the sole shareholder of Affinity Group, Inc. in exchange for all of the issued and outstanding common stock of Affinity Group, Inc., which shares of common stock shall, without the need for any further action, be deemed cancelled; and

  FURTHER RESOLVED, that the merger shall be effective at 12:01 a.m. on October 29, 1993; and

  FURTHER RESOLVED,    that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Affinity Group, Inc. with and into TL Enterprises, Inc., and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger."

        IN WITNESS WHEREOF, said AFFINITY GROUP, INC. has caused this Certificate to be signed by its Vice President and attested by its Assistant Secretary to be effective as of the 28th day of October, 1993.

AFFINITY GROUP, INC.

		By	/s/ MARK J. BOGGESS Mark J. Boggess, Vice President
ATTEST:

By	/s/ ROBERT T. YORK Robert T. York, Assistant Secretary

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CERTIFICATE OF INCORPORATION OF AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.
RECEIVED FOR RECORD NOV 7 1986 LEO J. DUGAN, Jr., Recorder DOCUMENTARY SURCHARGE PAID $3.00
CERTIFICATE OF OWNERSHIP AND MERGER MERGING TL ENTERPRISES, INC. WITH AND INTO AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.
RECEIVED FOR RECORD JAN 9 1987 LEO J. DUGAN, Jr., Recorder DOCUMENTARY SURCHARGE PAID $3.00
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF AMERICAN BAKERIES COMPANY—TL ENTERPRISES, INC.
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE
CERTIFICATE OF OWNERSHIP AND MERGER MERGING AFFINITY GROUP, INC. WITH AND INTO TL ENTERPRISES, INC.
CERTIFICATE OF CORRECTION TO THE CERTIFICATE OF OWNERSHIP AND MERGER FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON OCTOBER 28, 1993